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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: January 27, 2006

                Date of earliest event reported: January 16, 2006


                              UNITED MEDICORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         Commission File Number 1-10418


                 DELAWARE                                 75-2217002
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

           200 N. Cuyler Street
               Pampa, Texas                                  79065
 (Address of principal executive offices)                 (Zip Code)

       Registrant's Telephone Number, Including Area Code: (806) 669-9223

                                      N.A.
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          (Former name or former address, if changed since last report)


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Item 4.01 Changes in Registrant's Certifying Accountant:

(a) On January 24, 2006, United Medicorp, Inc. ("UMC") received formal notice from its independent registered public accounting firm HEIN & ASSOCIATES LLP ("HEIN") that its client-auditor relationship with UMC had ceased.

In a prior communication from HEIN, UMC management had been informed that HEIN intended to resign as UMC's auditor due to limited staff resources with which to perform the audit of UMC's financial statements for the year ended December 31, 2005. HEIN indicated that it would be able to provide audit services if UMC would agree to extend the timetable for completing the audit and filing the Annual Report on Form 10K. UMC was not willing to agree to these delays. UMC and HEIN have maintained an excellent working relationship during the last six years, and UMC's Audit Committee and management regret that HEIN was unable to complete this year's audit on time.

HEIN's reports on UMC's financial statements for the years ended 12/31/2003 and 12/31/2004 contained an unqualified opinion. There were no disagreements between UMC and HEIN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b) In order to accomplish timely completion of the audit of UMC's financial statements for the year ended December 31, 2005, and timely filing of its Annual Report on Form 10K, on January 16, 2006 UMC retained the KBA Group LLP of Dallas Texas ("KBA") as its independent accountants. The decision to change auditing firms was approved by the Audit Committee of the UMC Board of Directors. UMC has authorized HEIN to provide full access to its workpapers to KBA, and to respond fully to all inquiries about UMC from KBA.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              UNITED MEDICORP, INC.
                                  (Registrant)



By:   /s/ Peter W. Seaman                                 Date: January 27, 2006
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      Peter W. Seaman
      Chairman and Chief Executive Officer
      (Principal Accounting Officer)